                                 RESTATED
                       CERTIFICATE OF INCORPORATION
                                    OF
                             MONSANTO COMPANY


      Monsanto Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the Corporation is Monsanto Company and the name under which the Corporation was originally incorporated was Monsanto Chemical Company. The date of filing its original Certificate of Incorporation with the Secretary of State was April 19, 1933.

      2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

      3. The text of the Certificate of Incorporation, as amended or supplemented heretofore, is hereby restated without further amendments or changes to read as herein set forth in full:

                              ARTICLE I: NAME

      The name of the Corporation shall be Monsanto Company.

                 ARTICLE II: PRINCIPAL OFFICE AND AGENT

      The principal office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, and the name and address of its resident agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

                   ARTICLE III: OBJECTS AND PURPOSES

      The nature of the business of the Corporation or objects or purposes proposed to be transacted, promoted or carried on by the Corporation are as follows:

      To manufacture, compound, refine, buy, sell and in every other way deal in the following: chemicals and allied products, petroleum, electronics, nucleonics, textiles and compounds and products of all types produced from any of the foregoing, either alone or in conjunction with other materials; to conduct scientific and technological research; and to perform other activities and functions related to any of the foregoing.


      To refine, market, distribute and transport crude oil, or petroleum and all of its products; to locate, purchase, lease, sublease, develop, or otherwise acquire, and to sell, mortgage or otherwise dispose of, lands containing or believed to contain petroleum, oil, natural gas, and any other mineral, whether similar or dissimilar, or any one or more of them, and to drill or prospect for or produce the same; to purchase, lease, or otherwise acquire, and to sell, mortgage or otherwise dispose of, developed or producing oil, gas and other mineral properties or the products of such oil, gas and other minerals; to purchase, produce, refine, sell and distribute petroleum, gas and other minerals, and all of the products and by-products thereof; to buy, sell or otherwise dispose of, and manufacture all kinds of illuminating, burning and heating oils, and gasoline, naphtha, lubricants, greases, waxes and all other products and by-products of petroleum; to act as broker or agent for others in all of said acts.

      To construct, build, purchase, acquire, own, equip, maintain, operate, mortgage, or create liens upon, turn to account, lease, sell, convey or otherwise dispose of, any and all real estate, houses, factories, refineries, mills, smelters, buildings or construction of any nature, plants, manufactories machinery works, tanks, tank cars, reservoirs, docks, piers, wharves, bulkheads, heat, light and power installations, roads, trams, railroads, spur tracks, loading racks, ditches, flumes, steamboats, vessels, pipelines, pumping stations and any other means or methods of land or water transportation, bridges, canals, storage works, water works and appurtenances, appliances and conveniences thereto of every kind and character whatsoever, to the extent that the same are or may be authorized by the statutes under which this Corporation is incorporated and by the laws of any jurisdiction wherein any such works are located.

      To manufacture, refine, reduce, treat, separate, convert, store, transport, buy, sell, distribute, trade and deal in, and otherwise turn to account, all grades and kinds of asphaltum, petroleum and petroleum distillates, natural and artificial gas, casinghead gasoline, sulphur, paints, oils, dyes, varnishes, carbon and hydrocarbon products and all other substances of every nature whatsoever, whether the same be by-products of the business specified herein, or otherwise, and whether the same be in crude or in manufactured or refined forms, which the Corporation may advantageously manufacture, trade, or otherwise deal in, in connection with the conduct of the business as specified herein.

      To design, construct, build, purchase, equip, own, control, operate, maintain, sell, lease and otherwise acquire or dispose of filling stations of every kind, nature and description, and in connection therewith to purchase, sell, vend, distribute and generally deal in and with, either at wholesale or retail, or both, gasoline, kerosene, fuel oil, lubricating oils, greases and automobile supplies and accessories of all kinds.


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

      To manufacture fuel, power producing, illuminating, and all other kinds of gas from coal, petroleum, maltha, asphaltum and from any other substances of any nature from which gas may be produced either under any existing process or any process hereafter discovered, and to supply the same for fuel, power, lighting and any and all other purposes of every nature whatsoever both to public and private consumers.

      To acquire, own and operate such machinery, apparatus and appliances as may be necessary, proper or incidental to the mining, production and development of lands for petroleum, oil, natural gas and other minerals, or for any of the purposes for which this Corporation is organized.

      To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description.

      To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

      To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of, letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade marks and trade names, relating to or useful in connection with any business of this Corporation.

      To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right vote thereon.

      To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

      To borrow or raise moneys for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse,


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

execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned, or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

      To purchase, hold, sell, and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

      To make donations for the public welfare or for charitable, scientific or educational purposes.

      To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

      In general, to carry on the foregoing or any other business in connection with the foregoing, directly in the name of this Corporation or indirectly through subsidiaries or affiliates, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act herein referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

      The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

                        ARTICLE IV: CAPITAL STOCK

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,010,000,000 shares, to be divided into two classes consisting of (a) ten million (10,000,000) shares of preferred stock without par value (hereinafter designated "Preferred Stock"), and (b) one billion (1,000,000,000)
shares of common stock of a par value of $2 per share (hereinafter designated "Common Stock").

                                 SECTION I
                              PREFERRED STOCK

      The Preferred Stock may be issued from time to time in one or more series with such distinctive serial designations, at such price or prices and for such other consideration as may be fixed by the Board of Directors. The Preferred Stock of all series shall be in all respects entitled to the same preferences, rights and privileges and subject to the same qualifications, limitations and restrictions, except that different series of Preferred Stock may vary with respect to those provisions as shall be determined and fixed by the Board of Directors as hereinafter provided in this Section I. All the shares of any one series shall be alike in every particular. In no event shall any share of any series of Preferred Stock be entitled to more than one vote.

      The Board of Directors is hereby expressly empowered, subject to the other provisions of this Article IV, to determine and fix by resolution or resolutions providing for the issuance of such series:

      (a) The number of shares to constitute each such series and the designation thereof;

      (b) The voting powers, full, limited or contingent, if any, to which holders of shares of any series of Preferred Stock shall be entitled;

      (c) The dividend rate or rates, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or non-cumulative;

      (d) Whether or not the shares of such series shall be redeemable and, if redeemable, the redemption price and the terms and conditions thereof;

      (e) The amount, if any, which the shares of any such series shall be entitled to receive before any distribution or payment shall be made to holders of the Common Stock, in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders; provided, however, that the sale of all, or substantially all, of the property and assets of the Corporation to, or the merger or consolidation of the Corporation into or with, any other company shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this subdivision
(e);

      (f) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares and, if such funds are established, the annual amount thereof and the terms and provisions relative to the operation thereof;

      (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class of stock of the Corporation and, if convertible or exchangeable, the conversion price or prices or rate or rates of conversion or exchange and such other terms and conditions of conversion or exchange as shall be stated in said resolution or resolutions; and

      (h) Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and as shall be stated in said resolution or resolutions.

                                 SECTION II
              PROVISIONS APPLICABLE TO ALL CLASSES OF STOCK

      Each holder of Common Stock shall have one vote on all matters voted upon by stockholders for each share of such stock held by him. Except as otherwise expressly provided by law or by the Board of Directors pursuant to
Section I of this Article IV, the holders of Common Stock shall have the sole voting power. No holder of any of the shares of the capital stock of the Corporation shall be entitled as of right to purchase or subscribe for any unissued or reacquired stock of any class, or any additional shares of any class to be issued by reason of any increase of any class of the authorized capital stock of the Corporation, or any securities convertible into stock of any class, but any such unissued or reacquired stock or such additional authorized issue of any stock or issue of convertible securities may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

      If it seems desirable so to do, the Board of Directors of the Corporation may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder thereof any right to dividends or any voting or other rights of a stockholder of the Corporation; but the Corporation shall from time to time, within such time as the Board of Directors may determine, or without limit of time if the Board of Directors so determines issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered provided that the scrip so

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

surrendered shall be properly endorsed for transfer if in registered form.

      The scrip may also, at the option of the Board of Directors, provide that at the option of the Board of Directors there may be sold by the Corporation at public or private sale at any time on or after any determined date, in such manner and on such terms as the Board of Directors may in its absolute discretion determine, the number of shares of stock of the Corporation in respect of which such scrip certificates are then outstanding, and thereafter and until an expiration date fixed by the Board of Directors the bearers of such scrip certificates, upon surrender thereof at the office or agency of the Corporation, shall be entitled to receive their proper proportion of the net proceeds of such sale but without interest, and on and after the date of such sale shall be entitled to no other rights in respect of such scrip certificates.

      The Board of Directors shall have the power at any time or from time to time (without any action by the stockholders of the Corporation) to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or of any series of any class or classes, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration), at or within which and the price or prices at which any such shares may be purchased from the Corporation upon the exercise of any such right or option, shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

      Shares of capital stock of the Corporation of any class or classes hereby or hereafter authorized, and any rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes or of any series of any class or classes, may be issued by the Corporation from time to time for such consideration (but if the same be par value stock then at not less than the par value thereof) as may be fixed from time to time by the Board of Directors. The Board of Directors shall have authority as provided by statute, to determine that only a part of the consideration which shall be received by the Corporation for any of the shares of its capital stock which it shall issue from time to time shall be capital.

      The Corporation shall be entitled to treat the person in whose name any


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

share, right or option is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

            Pursuant to authority granted by this Article IV, the Board of Directors adopted a resolution creating a series of Preferred Stock, without par value, and stated the designation and number of shares, and fixed the preferences, rights and privileges of the shares of such series, and the qualifications, limitations or restrictions thereof, as set forth in a Certificate of Designations of Series A Junior Participating Preferred Stock of Monsanto Company filed with the Secretary of State of the State of Delaware, which is attached hereto as Exhibit A and incorporated herein by reference.

                            ARTICLE V: CAPITAL

      The amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.00).

                           ARTICLE VI: DURATION

      The Corporation is to have perpetual existence.

                 ARTICLE VII: LIABILITY OF STOCKHOLDERS

      The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

                         ARTICLE VIII: DIRECTORS

      Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation which shall constitute the whole Board shall be not less than 5 nor more than 20. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by resolution of a majority of the whole Board.

      The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall have a term expiring at the annual meeting of stockholders to be held in 1998, another class shall have a term expiring at the annual meeting of stockholders to be held in 1999, and another class shall have a term expiring at the annual meeting of stockholders to be held in 2000.


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

Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 1998 annual meeting, (a) directors elected to succeed those directors whose terms then expire shall be elected at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (b) only if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Directors need not be stockholders.

      Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

      Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this
Article VIII. For purposes of the Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                   ARTICLE IX: LIABILITY OF DIRECTORS

      A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted


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

under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this
Article IX shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                ARTICLE X: POWERS OF BOARD OF DIRECTORS

      In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized:

      To make, alter or repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to adopt, amend or repeal the By-Laws; provided, however, that with respect to the powers of the stockholders to adopt, amend and repeal the By-Laws, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, this Certificate of Incorporation or any Preferred Stock designation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then outstanding Voting Stock, voting together as a single class, shall be required for stockholders to adopt, amend or repeal any provision of the By-Laws. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with the preceding sentence.

      To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

      To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

      By resolution or resolutions, passed by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such


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

      committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

      When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, the Board of Directors shall have power and authority to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

      The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

      A director and a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee thereof, or in relying in good faith upon other records of the Corporation.

      No contract or other transaction of the Corporation shall be affected by the fact that any of the directors of the Corporation are in any way interested in or connected with any other party to such contract or transaction, or are themselves parties to such contract or transaction, provided that at the meeting of the Board of Directors or of the committee thereof authorizing or confirming such contract or transaction there shall be present a quorum of directors not so interested or connected, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected.

      Any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Corporation having voting power which is represented in person or by proxy at any annual meeting of stockholders or at any special meeting called for that purpose, among others, of considering the approval or ratification of the acts of officers and/or directors (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all of its stockholders as though it had been approved or ratified by every stockholder of the Corporation.

                  ARTICLE XI:  ACTION BY STOCKHOLDERS

      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval by the Board of Directors, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article XI.

                 ARTICLE XII: MISCELLANEOUS PROVISIONS

      Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings, and to have one or more offices within or without the State of Delaware, and to keep the books of this Corporation (subject to the provisions of the statutes), outside of the State of Delaware at such places as may be from time to time designated by the Board of Directors, or as provided in the By-Laws.

      The amount of the authorized stock of any class or classes of the Corporation may be increased or decreased at any time by the affirmative vote of the holders of a majority of the stock entitled to vote. The Corporation reserves the right to create and issue one or more kinds or classes or series of stock with such designations, preferences, redemption or dividend provisions and voting powers or restrictions or qualifications thereof or other such differences as shall be stated or expressed in any certificate, amendatory of its Certificate of Incorporation, duly authorized, executed, recorded and filed in the manner now or hereafter prescribed by the laws of the State of Delaware, and further reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon the stockholders except as otherwise herein expressly provided are granted subject to this reservation.

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 to Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a


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

majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

      4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Monsanto Company has caused this Certificate to be signed by R. William Ide, III, its Senior Vice President, General Counsel and Corporate Secretary this 28th day of October, 1997.


                              MONSANTO COMPANY


                              By:   /s/ R. William Ide, III
                                    -----------------------
                                    R. William Ide, III
                                    Senior Vice President, General
                                    Counsel and Secretary


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

                                EXHIBIT A

 THIS CERTIFICATE OF DESIGNATIONS, FILED WITH THE DELAWARE SECRETARY OF STATE
   ON FEBRUARY 5, 1990, RELATES TO THE COMPANY'S PREFERRED STOCK PURCHASE RIGHTS PLAN AND HAS THE EFFECT OF AMENDING THE CERTIFICATE OF INCORPORATION.

                       CERTIFICATE OF DESIGNATIONS

                                   of

              SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                   of

                            MONSANTO COMPANY

      (Pursuant to Section 151 of the Delaware General Corporation Law)
         _______________________________________________________

      Monsanto Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company as required by Section 151 of the General Corporation Law at a meeting duly called and held on January 26, 1990:

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of this Company (hereinafter called the "Board of Directors" or the "Board") by the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, without par value (the "Preferred Stock"), of the Company and hereby states the designation and number of shares, and fixes the preferences, rights and privileges of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the preferences, rights and privileges and the qualifications, limitations and restrictions set forth in the Certificate of Incorporation, as amended, which are applicable to Preferred Stock of all series and to all classes of stock of the Company) as follows:

      Series A Junior Participating Preferred Stock:

      Section 1.  Designation and Amount.  The shares of such series shall be
                  ----------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 700,000. Such number of shares may be increased or decreased by resolution of the

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

Board of Directors; provided, that no decrease shall reduce the number of
                    --------
shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.

      Section 2.  Dividends and Distributions.
                  ---------------------------

      (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of par value of $2 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the twelfth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

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

      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      Section 3.  Voting Rights.  The holders of shares of Series A Preferred
                  -------------
Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event; provided, however, that in no event shall any share of Series A Preferred Stock have more than one vote per share.

      (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

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

      (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4.  Certain Restrictions.
                  --------------------

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series
      A Preferred Stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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

      Section 5.  Reacquired Shares.  Any shares of Series A Preferred Stock
                  -----------------
purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      Section 6.  Liquidation, Dissolution or Winding Up.  Upon any
                  --------------------------------------
liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7.   Consolidation, Merger, etc.  In case the Company shall
                   --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8.  No Redemption.  The shares of Series A Preferred Stock
                  -------------
shall not be redeemable.

      Section 9.  Rank.  The Series A Preferred Stock shall rank, with
                  ----
respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

      Section 10. Amendment.  The Certificate of Incorporation of the Company
                  ---------
shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

      IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Vice President and attested by its Assistant Secretary this 29th day of January, 1990.




                                       /s/ J. H. Hinshaw
                                       ----------------------------------------
                                       J. H. Hinshaw, Vice President




Attest:

/s/ J. R. Bley, Jr.
-----------------------------
Assistant Secretary


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